Exhibit 5.1

[LETTERHEAD OF O’MELVENY & MYERS LLP]

December 24, 2008

Harrah’s Entertainment, Inc.

Harrah’s Operating Company, Inc.

One Caesars Palace Drive

Las Vegas, NV 89109

Re:	Registration of 10.75% Senior Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-4 (such registration statement, as amended or supplemented, the “Registration Statement“) of Harrah’s Entertainment, Inc., a Delaware corporation (the “Parent Guarantor“), and Harrah’s Operating Company, a Delaware corporation (the “Issuer“), in connection with the registration under the Securities Act of 1933, as amended, of (i) $4,200,153,000 in aggregate principal amount at maturity of the Issuer’s 10.75% Senior Notes due 2016 (the “2016 Notes“), (ii) $1,052,583,000 in aggregate principal amount of the Issuer’s 10.75%/11.5% Senior Toggle Notes due 2018 (the “2018 Notes“, and together with the 2016 Notes, the “Notes“) and (iii) the joint and several guarantees (the “Guarantees“) of the Notes by each of the entities listed on Schedule A attached hereto (collectively, the “Guarantors“).

We have acted as special counsel to the Issuer in connection with the above. In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Upon the basis of the foregoing, we are of the opinion that:

1.	The Notes and the Guarantees of Guarantors formed (in the case of limited liability companies or partnerships) in the state of Delaware or incorporated (in the case of corporations) in the states of California or Delaware have been duly authorized by all necessary corporate or company action on the part of the Issuer, the Parent Guarantor and such other Guarantors, as applicable; and

2.	The Notes and the Guarantees are the legally valid and binding obligations of the Issuer, the Parent Guarantor and the other Guarantors, as applicable, enforceable against the Issuer, the Parent Guarantor and the other Guarantors in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

In rendering the opinion in paragraph 2 above, we have assumed that (i) the Guarantees of Guarantors not formed (in the case of limited liability companies or partnerships) or incorporated (in the case of corporations) in the states of California or Delaware and (ii) the indenture and supplemental indentures, if any, pursuant to which the Notes and Guarantees have been issued have been duly authorized, executed and delivered by all necessary corporate or company action on the part of such Guarantors.

The law governed by this opinion letter is limited to the present federal law of the United States, the present law of the States of California and New York, the present Delaware General Corporation Act, the present Delaware Limited Liability Company Act and the present Delaware Revised Uniform Partnership Act. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority or any jurisdiction.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ O’Melveny & Myers LLP

Schedule A

Harrah’s Entertainment, Inc. (Parent Guarantor), a Delaware corporation

California Clearing Corporation, a California corporation

Bally’s Midwest Casino, Inc., a Delaware corporation

Bally’s Operator, Inc., a Delaware corporation

Caesars Palace Corporation, a Delaware corporation

Harrah’s International Holding Company, Inc., a Delaware corporation

Sheraton Tunica Corporation, a Delaware corporation

AJP Holdings, LLC, a Delaware limited liability company

AJP Parent, LLC, a Delaware limited liability company

Biloxi Hammond, LLC, a Delaware limited liability company

Biloxi Village Walk Development, LLC, a Delaware limited liability company

Chester Facility Holding Company, LLC, a Delaware limited liability company

Harrah’s Chester Downs Investment Company, LLC, a Delaware limited liability company

Harrah’s Maryland Heights LLC, a Delaware limited liability company

Harrah’s MH Project, LLC, a Delaware limited liability company

Harrah’s Operating Company Memphis, LLC, a Delaware limited liability company

Harrah’s Shreveport/Bossier City Holding Company, LLC, a Delaware limited liability company

Harrah’s Shreveport/Bossier City Investment Company, LLC, a Delaware limited liability company

Harrah’s Sumner Investment Company, LLC, a Delaware limited liability company

Harrah’s Sumner Management Company, LLC, a Delaware limited liability company

Harrah’s West Warwick Gaming Company, LLC, a Delaware limited liability company

Horseshoe Gaming Holding, LLC, a Delaware limited liability company

JCC Holding Company II, LLC, a Delaware limited liability company

Koval Holdings Company, LLC, a Delaware limited liability company

Reno Crossroads, LLC, a Delaware limited liability company

Village Walk Construction, LLC, a Delaware limited liability company

Winnick Parent, LLC, a Delaware limited liability company

Winnick Holdings, LLC, a Delaware limited liability company

Bally’s Olympia Limited Partnership, a Delaware limited partnership

Caesars World, Inc., a Florida Corporation

Southern Illinois Riverboat/Casino Cruises, Inc., an Illinois corporation

Casino Computer Programming, Inc., an Indiana corporation

Roman Entertainment Corporation of Indiana, an Indiana corporation

Roman Holding Corporation of Indiana, an Indiana corporation

Caesars Riverboat Casino, LLC, an Indiana limited liability company

Horseshoe Hammond, LLC, an Indiana limited liability company

Players Bluegrass Downs, Inc., a Kentucky corporation

Harrah’s Bossier City Investment Company, LLC, a Louisiana limited liability company

Horseshoe Shreveport, L.L.C., a Louisiana limited liability company

Jazz Casino Company, LLC, a Louisiana limited liability company

JCC Fulton Development, LLC, a Louisiana limited liability company

Players Riverboat II, LLC, a Louisiana limited liability company

Horseshoe Entertainment, a Louisiana corporation

BL Development Corp., a Minnesota corporation

GCA Acquisition Subsidiary, Inc., a Minnesota corporation

Grand Casinos, Inc., a Minnesota corporation

Grand Media Buying, Inc., a Minnesota corporation

Grand Casinos of Biloxi, LLC, a Minnesota limited liability company

Bally’s Tunica, Inc., a Mississippi corporation

East Beach Development Corporation, a Mississippi corporation

Robinson Property Group Corp., a Mississippi corporation

Grand Casinos of Mississippi, LLC - Gulfport, a Mississippi limited liability company

Harrah’s North Kansas City LLC, a Missouri limited liability company

B I Gaming Corporation, a Nevada corporation

Benco, Inc., a Nevada corporation

Caesars Entertainment Golf, Inc., a Nevada corporation

Caesars Entertainment Akwesasne Consulting Corp., a Nevada corporation

Caesars Entertainment Canada Holding, Inc., a Nevada corporation

Caesars Entertainment Finance Corp., a Nevada corporation

Caesars Entertainment Retail, Inc., a Nevada corporation

Caesars Palace Realty Corp., a Nevada corporation

Caesars Palace Sports Promotions, Inc., a Nevada corporation

Caesars United Kingdom, Inc., a Nevada corporation

Caesars World Merchandising, Inc., a Nevada corporation

CEI-Sullivan County Development Company, a Nevada corporation

Consolidated Supplies, Services and Systems, a Nevada corporation

Desert Palace, Inc., a Nevada corporation

Dusty Corporation, a Nevada corporation

FHR Corporation, a Nevada corporation

Flamingo-Laughlin, Inc., a Nevada corporation

Harrah’s Alabama Corporation, a Nevada corporation

Harrah’s Arizona Corporation, a Nevada corporation

Harrah’s Illinois Corporation, a Nevada corporation

Harrah’s Imperial Palace Corp., a Nevada corporation

Harrah’s Interactive Investment Company, a Nevada corporation

Harrah’s Investments, Inc., a Nevada corporation

Harrah’s Kansas Casino Corporation, a Nevada corporation

Harrah’s Management Company, a Nevada corporation

Harrah’s Marketing Services Corporation, a Nevada corporation

Harrah’s Maryland Heights Operating Company, a Nevada corporation

Harrah’s New Orleans Management Company, a Nevada corporation

Harrah’s Pittsburgh Management Company, a Nevada corporation

Harrah’s Reno Holding Company, Inc., a Nevada corporation

Harrah’s Southwest Michigan Casino Corporation, a Nevada corporation

Harrah’s Travel, Inc., a Nevada corporation

Harrah’s Tunica Corporation, a Nevada corporation

Harrah’s Vicksburg Corporation, a Nevada corporation

Harveys BR Management Company, Inc., a Nevada corporation

Harveys C.C. Management Company, Inc., a Nevada corporation

Harveys Iowa Management Company, Inc., a Nevada corporation

HBR Realty Company, Inc., a Nevada corporation

HCR Services Company, Inc., a Nevada corporation

HEI Holding Company One, Inc., a Nevada corporation

HEI Holding Company Two, Inc., a Nevada corporation

Las Vegas Resort Development, Inc., a Nevada corporation

LVH Corporation, a Nevada corporation

Parball Corporation, a Nevada corporation

Players Development, Inc., a Nevada corporation

Players Resources, Inc., a Nevada corporation

Reno Projects, Inc., a Nevada corporation

Rio Development Company, Inc., a Nevada corporation

Tele/Info, Inc., a Nevada corporation

Trigger Real Estate Corporation, a Nevada corporation

190 Flamingo, LLC, a Nevada limited liability company

Caesars India Sponsor Company, LLC, a Nevada limited liability company

Corner Investment Company, LLC, a Nevada limited liability company

DCH Exchange, LLC, a Nevada limited liability company

Harrah’s Bossier City Management Company, LLC, a Nevada limited liability company

Harrah’s Chester Downs Management Company, LLC, a Nevada limited liability company

Harrah’s License Company, LLC, a Nevada limited liability company

Harrah’s Shreveport Investment Company, LLC, a Nevada limited liability company

Harrah’s Shreveport Management Company, LLC, a Nevada limited liability company

H-BAY, LLC, a Nevada limited liability company

HCAL, LLC, a Nevada limited liability company

HHLV Management Company, LLC, a Nevada limited liability company

Hole in the Wall, LLC, a Nevada limited liability company

Horseshoe GP, LLC, a Nevada limited liability company

Koval Investment Company, LLC, a Nevada limited liability company

Las Vegas Golf Management, LLC, a Nevada limited liability company

Nevada Marketing, LLC, a Nevada limited liability company

Players Holding, LLC, a Nevada limited liability company

Players International, LLC, a Nevada limited liability company

Players LC, LLC, a Nevada limited liability company

Players Maryland Heights Nevada, LLC, a Nevada limited liability company

Players Riverboat Management, LLC, a Nevada limited liability company

Players Riverboat, LLC, a Nevada limited liability company

Roman Empire Development, LLC, a Nevada limited liability company

TRB Flamingo, LLC, a Nevada limited liability company

New Gaming Capital Partnership, a Nevada partnership

Bally’s Park Place, Inc., a New Jersey corporation

Boardwalk Regency Corporation, a New Jersey corporation

Caesars New Jersey, Inc., a New Jersey corporation

Caesars World Marketing Corporation, a New Jersey corporation

GNOC, Corp., a New Jersey corporation

Martial Development Corp., a New Jersey corporation

Players Services, Inc., a New Jersey corporation

Atlantic City Country Club 1, LLC, a New Jersey limited liability company

Harrah’s NC Casino Company, LLC, a North Carolina limited liability company

Harrah South Shore Corporation, a California corporation

Showboat Atlantic City Mezz 1, LLC, a Delaware limited liability company

Showboat Atlantic City Mezz 2, LLC, a Delaware limited liability company

Showboat Atlantic City Mezz 3, LLC, a Delaware limited liability company

Showboat Atlantic City Mezz 4, LLC, a Delaware limited liability company

Showboat Atlantic City Mezz 5, LLC, a Delaware limited liability company

Showboat Atlantic City Mezz 6, LLC, a Delaware limited liability company

Showboat Atlantic City Mezz 7, LLC, a Delaware limited liability company

Showboat Atlantic City Mezz 8, LLC, a Delaware limited liability company

Showboat Atlantic City Mezz 9, LLC, a Delaware limited liability company

Showboat Atlantic City Propco, LLC, a Delaware limited liability company

Tahoe Garage Propco, LLC, a Delaware limited liability company

Harveys Tahoe Management Company, Inc., a Nevada corporation

HTM Holding, Inc., a Nevada corporation

Showboat Holding, Inc., a Nevada corporation

DCH Lender, LLC, a Nevada limited liability company

Durante Holdings, LLC, a Nevada limited liability company

Caesars Entertainment Development, LLC, a Nevada limited liability company

Ocean Showboat, Inc., a New Jersey corporation

Showboat Atlantic City Operating Company, LLC, a New Jersey limited liability company